AMENDMENT TO EMPLOYMENT AGREEMENT



        This Amendment to Employment Agreement ("Amendment") is made and entered into this 30th day of September, 1996, by and between NuMED Home Health Care, Inc., a Nevada corporation ("NuMED" or the "Company") and Susan J. Carmichael ("Executive") currently holding the position of President.

        WHEREAS, NuMED and Executive entered into an Employment Agreement ("Agreement") dated September 1, 1995, which Agreement remains in full force and effect; and

        WHEREAS, NuMED and Executive believe that it is in the best interest of NuMED to Amend the Agreement in order to eliminate certain provisions that might be deemed contrary to the Company's present interest: and

        WHEREAS, Executive is willing to eliminate the provision in question in order to enhance the company's long-term marketability;

        NOW THEREFORE, in consideration of the terms and conditions set forth in this Amendment, the parties agree as follows:

        1. Section 7.7 of the Agreement is hereby deleted from the Agreement and its terms and conditions are null and void.

        2. The Executive acknowledges that NuMED owes no obligation to Executive pursuant to Section 7.7 of the Agreement during the time such provision was in effect.

        3. In consideration for eliminating Section 7.7 and the obligations imposed thereby, NuMED hereby awards to Executive Two Hundred Seventy Thousand (270,000) warrants for the Company's Common Stock on the following terms:

                  a.   the warrant price is Two Dollars and
                       Seventy-five Cents ($2.75) per share;

                  b. the warrants may be exercised at any time during the term of the Agreement or any extension or renewal of the Agreement; and,

                  c. any warrant outstanding and unexercised when the term of the Employment Agreement, or any extension thereof, concludes, is forfeited and the executive has no rights thereto.

        4. This Amendment encompasses the entire Amendment of the Agreement by the parties to the Agreement and is the writing called for in
             Section 11.1 of the Agreement.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above-written.

   EXECUTIVE                     NuMED HOME HEALTH CARE, INC.



   /s/ Susan J. Carmichael       By:/s/ Jugal K. Taneja
   Susan J. Carmichael


   Date: 9/30/96                      Date: 9/30/96

   No. _________________                                270,000 Common Shares


                          COMMON STOCK PURCHASE WARRANT

                          NuMED Home Health Care, Inc.


               Incorporated Under the Laws of the State of Nevada



        This certifies that, for value received, Susan J. Carmichael, the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from NuMED Home Health Care, Inc., a Nevada corporation (the "Company"), at any time after October 1, 1996 and prior to the termination of the Employment Agreement dated September 1, 1995 by and between the Holder and the Company, as amended by the First Amendment to the Employment Contract dated October 1, 1996 (collectively referred herein as the "Employment Agreement"), at the purchase price of $2.75 per share (the "Warrant Price") the number of shares of Common Stock of the Company (the "Common Stock"), which is equal to the number of Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth below. Warrants which are unexercised and outstanding on the expiration date or termination date of the Employment Agreement shall expire and be cancelled and retired. This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company.

        1. Exercise. This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form attached to this Warrant duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Holder hereof in cash or by check or wire transfer, or any combination thereof. Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants.

        2. Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose.

        3. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

             3.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock,
             (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them (for a period expiring within thirty (30) days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock (as defined in paragraph (d) below), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per share of Common Stock (as defined in paragraph (d) below). Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                  (c) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the then current market price per share of Common Stock (as defined in paragraph
             (d) below) on the date of such distribution, and of which the denominator shall be (ii) the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                  (d) For the purpose of any computation under this Section, the current or closing market price per share of Common Stock at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the average of the representative closing bid and asked quotations for the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                  (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                  (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  (g) In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in paragraphs (a),
             (b) or (c) of this Section, (ii) shares issuable upon exercise of stock options granted or to be granted to employees or directors of the Company, provided that the number of shares so excluded shall not exceed in the aggregate 200,000 shares, subject to adjustment under the terms of such stock options,
             (iii) the Warrant Shares, (iv) warrants to acquire shares of the Common Stock issued to any underwriter of the Company's common stock offered in a public offering; or (v) shares issued to shareholders of any corporation which is acquired by, merged into or becomes part of the Company or a subsidiary of the Company in an arm's length transaction between the Company and one or more unaffiliated third parties in proportion to their stock holdings of any such corporation immediately prior to such merger, upon such merger), at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (ii) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than the then current market price per share of the Common Stock (as defined in paragraph (d) above), then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such current market value per share, and the denominator of which shall be (ii) the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. The number of Warrant Shares purchasable upon the exercise of each Warrant shall be that number determined by multiplying the number of Warrant Shares issuable upon exercise immediately prior to such adjustment by a fraction, of which the numerator is the Warrant Price in effect immediately prior to such adjustment and the denominator is the Warrant Price as so adjusted. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this paragraph
             (g), the Board of Directors shall determine, in its discretion, the fair value of said property, and such determinations, if made in good faith, shall be binding upon all Holders.

                  (h) For the purpose of this subsection 3.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (g), inclusive, above.

                  (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised, provided, further, that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

             3.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company.

             3.3 Preservation of Purchase Rights Upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

        4. Assignment and Successors. This Warrant shall be assignable by each of the Company and Holder. All covenants and provisions of this Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

        5. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

        6. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws.

        7. Entire Agreement/Amendment. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and undertakings of every kind and nature between the parties with respect to the subject matter of this Agreement. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect. The Agreement or this Amendment shall not be further changed, modified, cancelled or amended except by writings signed by both parties.

        8. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.



   /s/ Susan J. Carmichael            NuMED Home Health Care, Inc.
   Susan J. Carmichael

                                      By:/s/ Jugal K. Taneja
                                           Chief Executive Officer



                                      Attest:/s/ Kimberlee Andrews

                          NuMED HOME HEALTH CARE, INC.

                              WARRANT PURCHASE FORM


             Number of Warrants exercised ______________________________.

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of:

   (Please Print Name, Address and Social Security No.)






   and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.



   DATED: _________________, 199__




   Name of Warrantholder or Assignee:____________________________________
                                     (Please Print)

   Address:



   Signature:

   Signature Guaranteed:         NOTE:  The above signature must correspond
                                 with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.